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                                                                   Exhibit 23.5


INDEPENDENT AUDITOR'S CONSENT



We consent to the use in the Registration Statement of Citadel Broadcasting Company on Form S-4 of our report dated March 28, 1997 relating to the consolidated financial statements of Tele-Media Broadcasting Company and its partnership interests, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Independent Auditors" in such Prospectus.



/s/ Deloitte & Touche LLP



Pittsburgh, PA
December 14, 1998